UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑   Definitive Proxy Statement
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☐   Soliciting Material Pursuant to Section 240.14a-12
WATERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2006

Dear Stockholder:

On behalf of the Board of Directors of Waters Corporation (“Waters” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 11, 2006 at 11:00 a.m., local time.

The notice of Meeting, Proxy Statement and proxy card from Waters are enclosed. You may also read the notice of Meeting and the Proxy Statement on the Internet at http://www.waters.com/stockholder.

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of Waters stockholder communications. For more information, see “Electronic Delivery of Waters Stockholder Communications” under the table of contents.

The matters scheduled to be considered at the Meeting are (i) to elect directors to serve for the ensuing year and until their successors are elected, (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and (iii) to consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof. These matters are more fully explained in the Proxy Statement which you are encouraged to read in its entirety.

The Company’s Board of Directors values and encourages stockholder participation at the Meeting. It is important that your shares be represented, whether or not you plan to attend the Meeting. Please take a moment to sign, date and return your proxy card in the envelope provided even if you plan to attend the Meeting.

We hope you will be able to attend the Meeting.

Sincerely,

Douglas A. Berthiaume
Chairman, President and
Chief Executive Officer

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Waters Corporation (“Waters” or the “Company”) will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 11, 2006 at 11:00 a.m., local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

In accordance with the provisions of the Company’s bylaws, the Company’s Board of Directors has fixed the close of business on March 15, 2006 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Meeting.

By order of the Board of Directors

Mark T. Beaudouin
Vice President
General Counsel and Secretary

Milford, Massachusetts
April 2, 2006

ELECTRONIC DELIVERY OF WATERS STOCKHOLDER COMMUNICATIONS

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of Waters stockholder communications. With electronic delivery, you will receive documents such as the Annual Report and the Proxy Statement as soon as they are available, and you can easily submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

•	If you are a registered holder (you hold your Waters shares in your own name through Waters’ transfer agent, The Bank of New York, or you have stock certificates), visit http://www.stockbny.com to enroll and vote your shares online.

•	If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), visit
http://www.icsdelivery.com to enroll for future electronic delivery of shareholder information. Please have your 12-digit control number, which you will find on your Voting Instruction Form, and follow the instructions provided to enroll.

Your electronic delivery enrollment will be effective until cancelled. If you have questions about electronic delivery please email Waters Corporation at waters_proxy@waters.com.

VOTING

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the enclosed paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Refer to your proxy card, or the email you received for electronic delivery of the Proxy Statement, for further instruction on voting.

WATERS CORPORATION
34 Maple Street
Milford, Massachusetts 01757

PROXY STATEMENT
Annual Meeting of Stockholders
May 11, 2006, 11:00 a.m.

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Waters Corporation (“Waters” or the “Company”), in connection with the Board’s solicitation of proxies (each a “Proxy” and, collectively, “Proxies”), for use at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held on May 11, 2006 at 11:00 a.m. at the Company’s headquarters located at 34 Maple Street, Milford, Massachusetts 01757. Solicitation of Proxies may be made through officers and regular employees of the Company by telephone or by oral communications with stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for Proxy solicitation. The Altman Group, Inc. has been hired by the Company to do a broker solicitation for a fee of $5,000 plus reasonable out-of-pocket expenses. Expenses incurred in connection with the solicitation of Proxies will be borne by the Company.

VOTING MATTERS

The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the “Common Stock”), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if a stockholder is present in person or is represented by a properly signed Proxy. Each stockholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

Shares represented by Proxy will be voted in accordance with your instructions. You may specify how you want your shares to be voted by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying how you want your shares to be voted, your shares will be voted in favor of the proposals made by the Board, and as the individuals named as Proxy holders on the Proxy deem advisable on all other matters as may properly come before the Meeting.

Any stockholder returning the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the Meeting, by executing a later dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the Meeting begins. The Proxy will be voted at the Meeting if the signer of the Proxy was a stockholder of record on March 15, 2006 (the “Record Date”).

Representatives of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, are expected to be present at the Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

As of the Record Date, there were 103,997,666 shares of Common Stock outstanding and entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the stockholders on or about April 2, 2006. A list of the stockholders entitled to vote at the Meeting will be available for inspection at the Meeting for proper purposes relating to the Meeting.

MATTERS TO BE ACTED UPON

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board recommends that the stockholders vote FOR each nominee for Director set forth below. Nine Directors are to be elected at the Meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. Two new nominees, Christopher A. Kuebler and JoAnn A. Reed were nominated by the Board’s Nominating and Corporate Governance Committee and approved by the full Board on February 28, 2006, and are listed below and on the proxy ballot for election as Directors. Each of the other nominees listed below is currently a Director of the Company. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships and their ages as of April 2, 2006.

Douglas A. Berthiaume, 57, has served as Chairman of the Board since February 1996 and has served as President, Chief Executive Officer and a Director of the Company since August 1994 (except from January 2002 to March 2003, during which he did not serve as President). From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of the Company, which was purchased in 1994. Mr. Berthiaume is the Chairman of the Children’s Hospital Trust Board, and a Trustee of the Children’s Hospital Medical Center, The University of Massachusetts Amherst Foundation, and a Director of Genzyme Corporation.

Joshua Bekenstein, 47, has served as a Director of the Company since August 1994. He is a Managing Director of Bain Capital, LLC, where he has worked since its inception in 1984. Mr. Bekenstein is a Director of Bombardier Recreational Products, Inc., Toys R Us, Bright Horizons Family Solutions, Inc., and Dollarama.

Michael J. Berendt, Ph.D., 57, has served as a Director of the Company since March 1998. Dr. Berendt is a Managing Director of Research Corporation Technologies, a position he assumed in August 2004. From November 2000 to August 2004, Dr. Berendt served as Managing Director, Life Sciences Group, of AEA Investors, Inc. Prior to joining AEA, Dr. Berendt was Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation from November 1996 to November 2000. From January 1996 to November 1996, Dr. Berendt served as Vice President, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. From October 1993 to January 1996, Dr. Berendt served as Director, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. Prior to joining Bayer, Dr. Berendt served as Group Director of Drug Discovery at Pfizer, Inc., and was responsible for immunology, pulmonary, inflammation and antibiotic research. Dr. Berendt has served as a member of the Board of Directors of Onyx Pharmaceuticals, Inc. and Myriad Genetics, Inc.

Edward Conard, 49, has served as a Director of the Company since August 1994. Mr. Conard has been a Managing Director of Bain Capital, LLC since March 1993. Mr. Conard was previously a Director of Wasserstein Perella and Company, an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm’s operations practice area. Mr. Conard is a Director of Innophos, Inc., Unisource Worldwide, Inc. and Broder Brothers.

Laurie H. Glimcher, M.D., 54, has served as a Director of the Company since January 1998. Dr. Glimcher has been Irene Heinz Given Professor of Immunology at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School since 1991. Dr. Glimcher is a Director of Bristol-Myers Squibb Company. She is a Fellow of the American Academy of Arts and Sciences and a Member of the National Academy of Sciences and the Institutes of Medicine of the National Academy of Sciences.

Christopher A. Kuebler, 52, was nominated to serve as a Director of the Company on February 28, 2006. Mr. Kuebler served as Chairman and CEO of Covance Inc., and its precursor companies from November 1994 to December 2004. He served as Chairman during 2005. Prior to joining Covance, Mr. Kuebler spent nearly 20 years in the pharmaceutical industry, at Abbott Laboratories, Squibb Inc. and Monsanto Health Care. Mr. Kuebler is currently a Director of Nektar Therapeutics and The Ocean Conservancy.

William J. Miller, 60, has served as a Director of the Company since January 1998. Mr. Miller is an independent investor and consultant. From April 1996 to November 1999, Mr. Miller served as Chief Executive Officer and Chairman of the Board of Directors of Avid Corporation, where from September 1996 to January 1999 he served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. From May 1992 to September 1995, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of the Board of

Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller is a Director of Nvidia Corporation, Viewsonic Corporation and Digimarc Corporation.

JoAnn A. Reed, 50, was nominated to serve as a Director of the Company on February 28, 2006. Ms. Reed is currently Senior Vice President and Chief Financial Officer of Medco Health Solutions, Inc. She joined Medco Containment Services, Inc. in 1988. Her prior experience includes CBS, Inc., Aetna/American Re-insurance Co., Standard and Poor’s, and Unisys/Timeplex. She is a nominee to the Board of Trustees of St. Mary’s College of Notre Dame.

Thomas P. Salice, 46, has served as a Director of the Company since July 1994. Mr. Salice is a Managing Member of SFW Capital Partners, LLC, a position he assumed in January 2005. From June 1989 to December 2004 Mr. Salice served in a variety of capacities with AEA Investors, Inc. including Managing Director, President and Chief Executive Officer and most recently as Vice-Chairman from October 2002 through 2004. Mr. Salice is a Director of Agere Systems, Inc., and Mettler — Toledo International, Inc. and is a Trustee of Fordham University.

Required Vote: Recommendation of the Board of Directors

With respect to the election of Directors of the Company, the affirmative vote of a plurality of shares present at the Meeting in person or represented by Proxy, and entitled to vote on the matter, is necessary for the election of each of the nominees for Director listed above (i.e. the nominees receiving the greatest number of votes cast with respect to such shares will be elected). Shares for which authority to vote for the election of a nominee is withheld (so-called abstentions) will be counted as present for the purpose of determining whether a quorum is present but not be treated as shares voted for any nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2006. In accordance with a vote of the Audit Committee and as approved by the Board, this selection is being presented to the stockholders for ratification at the Meeting.

The affirmative vote of the majority of the shares present at the Meeting in person or represented by Proxy, and entitled to vote on the matter is required to approve the proposal. Abstentions will be counted as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote but will not be treated as an affirmative vote in favor of the proposal and therefore will have the effect of a vote against the proposal. Ratification by stockholders is not required. If the proposal is not approved by the stockholders, the Board does not plan to change the appointment for fiscal 2006, but will consider the stockholder vote in selecting an independent registered public accounting firm for fiscal 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3.  OTHER BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

DIRECTORS MEETINGS AND COMPENSATION

Directors Meetings

The Board held five meetings during the year ended December 31, 2005. The Board has determined that each Director other than Mr. Berthiaume, the Company’s Chairman, President and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange. As of the date hereof Mr. Berthiaume has certified that he is not aware of any violation by the Company of the New York Stock Exchange’s Corporate Governance Listing Standards.

The Nominating and Corporate Governance Committee currently consists of Dr. Michael J. Berendt (Chairman), Dr. Laurie H. Glimcher, and Mr. Thomas P. Salice. The responsibilities of the Nominating and Corporate Governance Committee include the recruitment and recommendation of candidates for the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Corporate Governance Guidelines for the Company. The charter of the Nominating and Corporate Governance Committee, which sets forth all of the committee’s functions, is available at the Company’s website at http://www.waters.com under the caption About Waters > Corporate Information > Corporate Governance.

The Audit Committee, which currently consists of Mr. Thomas P. Salice (Chairman), Mr. Edward Conard and Mr. William J. Miller, oversees the activities of the Company’s independent registered public accounting firm. The Audit Committee recommends the engagement of the independent registered public accounting firm, and performs certain other functions pursuant to its charter, a copy of which is attached to this Proxy Statement as Exhibit A.

The Compensation and Management Development Committee, which currently consists of Mr. William J. Miller (Chairman), Mr. Joshua Bekenstein and Mr. Thomas P. Salice approves the compensation of executives of the Company, makes recommendations to the Board with respect to standards for setting compensation levels and administers the Company’s incentive plans, consistent with its charter, which is available at the Company’s website at http://www.waters.com under the caption About Waters >Corporate Information > Corporate Governance.

During fiscal year 2005, each of the Company’s Directors attended in excess of 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board of which such Director was a member. During fiscal year 2005, the Compensation and Management Development Committee met three times, the Audit Committee met eight times and the Nominating and Corporate Governance Committee met two times. The Company does not have a formal policy, but encourages Director attendance at annual stockholder meetings. All Directors attended the 2005 annual meeting.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for serving on the Board or its committees. For services performed during the year 2005, outside Directors each received a retainer of $30,000 for the year, $1,000 for each Board meeting attended, $1,000 for each Nominating and Corporate Governance and Compensation and Management Development Committee meeting attended, $2,500 for each Audit Committee attended, an annual grant of 4,000 non-qualified stock options and 1,000 shares of restricted stock. In addition, a committee chairman received an annual retainer of $4,000. There are no increases in compensation for outside Directors for 2006. All Directors are also reimbursed for expenses incurred in connection with their attendance at meetings.

CORPORATE GOVERNANCE

During 2005, the Nominating and Corporate Governance Committee of the Board again implemented a comprehensive evaluation of the Board and each of its Committees. The evaluation, in the form of a questionnaire, was circulated to all members of the Board and Committees in September 2005. The Company’s General Counsel received all of the questionnaires, compiled the results and circulated them to the Board and each Committee for discussion and analysis in December, 2005. It is the intention of the Nominating and Corporate Governance Committee to engage in this process annually.

Increasingly, shareholders of public companies are focusing on the amount of equity ownership by directors and officers of the companies in which they invest. In order to more closely align the interests of the Company’s shareholders with those of management, during 2004 the Nominating and Corporate Governance Committee considered and recommended to the Board minimum stock ownership guidelines for members of the Board and the Company’s executive officers. These guidelines, which were approved by the Board in February, 2004, provide for the accumulation by the Chief Executive Officer of common stock of the Company equal to five (5) times his base salary over a three year period, which requirement would also apply to any successor to the Chief Executive Officer. Additionally, members of the Company’s Executive Committee, Messrs. Caputo, Ornell and Beaudouin and Ms. Rae, are each required to accumulate common stock of the Company equal to two (2) times their base salary over a five year period. Pursuant to the guidelines, members of the Board are required to accumulate a minimum of 5,000 shares of common stock of the Company over a five (5) year period. For purposes of accumulation of minimum stock ownership, grants of restricted stock by the Company to such executives or to members of the Board shall apply towards satisfaction of the guidelines.

Also, in 2004, the Nominating and Corporate Governance Committee voted to recommend that the Board adopt a “lead director” to preside over executive sessions of the Board and to provide a focal point for and to facilitate communication among outside Directors, Company management and Company shareholders. In May, 2004, the Board accepted the recommendation of the Nominating and Corporate Governance Committee and elected Thomas P. Salice as the Company’s lead director. Mr. Salice will serve in such capacity for a two year term at which point another of the members of the Board will be elected to serve as lead director.

During 2005, the Nominating and Corporate Governance Committee continued to review the Company’s corporate governance practices, Board committee charters and overall governance structure in light of the Sarbanes-Oxley Act of 2002 and rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Previously, in September 2003, the Board approved a number of new or revised corporate governance documents in order to ensure the Company’s continued compliance with applicable law, rules and regulations. In particular, the Board adopted a revised Audit Committee charter, which is attached hereto as Exhibit A, and revised charters for its Compensation and Management Development Committee and its Nominating and Corporate Governance Committee. The Board also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics for employees, executive officers and Directors and a “whistleblower” policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at http://www.waters.com under the caption About Waters >Corporate Information > Corporate Governance and a copy of any of them may be obtained, without charge, upon written request to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

The Nominating and Corporate Governance Committee is currently comprised of three members: Dr. Michael J. Berendt, Chairman; Thomas P. Salice; and Dr. Laurie H. Glimcher. Each of the members of the Nominating and Corporate Governance Committee is independent, as such term is defined in the listing standards of the New York Stock Exchange.

With respect to potential candidates to serve on the Board, the Nominating and Corporate Governance Committee considers suggestions from a variety of sources, including stockholders. Any nominations of candidates, together with appropriate biographical information, should be submitted to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

The Nominating and Corporate Governance Committee believes that candidates for service as a Director of the Company should meet certain minimum qualifications. In selecting Directors, the Board seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. Candidates should satisfy the independence requirements of the SEC and the New York Stock Exchange and should have demonstrated experience in organizational leadership and management. Candidates for Director should also be of the highest moral and ethical character and integrity, consistent with the standards established by the Company.

The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chairman/CEO, the Nominating and Corporate Governance Committee or other Board members identifies a need to either expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations by stockholders and/or the retention of a professional search firm if necessary. An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the committee for review. Upon review by the Committee, a series of interviews of one or more candidates is conducted by the Chairman/CEO and at least one member of the committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, submits the candidate for approval by the full Board.

During 2005, the Nominating and Corporate Governance Committee undertook a search to identify new candidates for Board membership. The Committee retained the firm SpencerStuart to assist in the process of identifying potential candidates who would meet the criteria for Board membership at set forth above. The Committee received and reviewed the profiles of many candidates during the process and, based on the quality of the individuals identified, determined to expand its search and seek to nominate two members to the Board rather than the one originally contemplated. At a Special Meeting of the Nominating and Corporate Governance Committee held on January 6, 2006, the Committee unanimously voted to recommend that each of Christopher A. Kuebler and JoAnn A. Reed be nominated to serve as members of the Company’s Board of Directors. This recommendation was approved by the Company’s full Board of Directors at a regular meeting of the Board held on February 28, 2006 and each of Mr. Kuebler’s and Ms. Reed’s names have been placed in nomination and appear in this Proxy Statement as candidates for election as directors of the Company by the Company’s stockholders at the Meeting on May 11, 2006.

With respect to communications with the Board on general matters, stockholders may contact the Board or any of its individual Directors by writing to Waters Corporation, c/o Secretary, 34 Maple Street, Milford, Massachusetts 01757. Any such communication should include the name and return address of the stockholder, the specific Director or Directors to whom the contact is addressed and the nature or subject matter of the contact.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Company has a qualified Audit Committee of the Board. During 2005, the Audit Committee, in conjunction with management and the independent registered public accounting firm, focused on the following items:

1.	Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the adequacy of Company internal controls,

2.	The appropriateness of Company financial reporting and accounting processes,

3.	The independence and performance of the Company’s independent registered public accounting firm,

4.	Company compliance with laws and regulations, and

5.	Review of the Company’s independent registered public accounting firm’s quality control procedures.

During 2005, the Company continued its comprehensive efforts with respect to on-going compliance with the internal controls requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The initial phases of the project commenced during 2003 and required the allocation of unprecedented resources, both human and financial, to scope, implement and review the Section 404 compliance plan. This resulted in a report by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, to the Audit Committee in March, 2005. The report’s results were a finding of no material weaknesses in the Company’s internal controls over financial reporting as of December 31, 2004. In 2005, in addition to PricewaterhouseCoopers LLP, the Company retained Ernst  & Young LLP, to assist in elements of continuing compliance with the Act. The project itself was managed primarily by the Company’s Director of Internal Audit in conjunction with the Company’s Chief Financial Officer and its Corporate Controller. During 2005, the Audit Committee received regular and detailed briefings from Company management as well as from the Company’s independent registered public accounting firm,

PricewaterhouseCoopers LLP, on the progress of the Company’s efforts to comply with Section 404. On February  28, 2006 PricewaterhouseCoopers LLP reported to the Audit Committee that it had identified no material weaknesses in the Company’s internal controls over financial reporting as of December 31, 2005.

The Board has adopted a written charter setting out more specifically the functions that the Audit Committee is to perform. A copy of the charter is attached to this Proxy as Exhibit A. The Audit Committee held eight meetings during the fiscal year ended December 31, 2005. The Audit Committee reviewed on a quarterly basis, with members of the Company’s management team, the Company’s quarterly financial results prior to the release of earnings and the filing of the Company’s quarterly financial statements with the SEC., The Board has determined that each of the three current members of the Audit Committee — Mr. Salice (Chairman), Mr. Conard and Mr. Miller —  is an “audit committee financial expert” as defined under applicable rules and regulations of the SEC and is “independent” as defined under the listing standards of the New York Stock Exchange and applicable rules and regulations of the SEC. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, audits the annual financial statements and is responsible for expressing an opinion on their conformity with generally accepted accounting principles.

The Audit Committee has adopted the following guidelines regarding the engagement of PricewaterhouseCoopers LLP to perform non-audit services for the Company:

Company management will submit to the Audit Committee for approval the list and budgeted fees of non-audit services that it recommends the Committee engage its independent registered public accounting firm to provide for the fiscal year. Company management and the Company’s independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will, in its discretion, either approve or disapprove both the list of permissible non-audit services and the budgeted fees for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the Company’s independent registered public accounting firm pursuant to this pre-approval process as well as new non-audit services requesting approval.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting.

PricewaterhouseCoopers LLP must ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

The Committee hereby reports for the fiscal year ended December 31, 2005 that:

1.	It has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with Company management,

2.	It has discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statement on Auditing Standards, AU §380,

3.	It has received from PricewaterhouseCoopers LLP its written disclosures and a letter required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committee, and has discussed with PricewaterhouseCoopers LLP its independence,

4.	It has considered whether, and determined that, the provision of non-audit services to the Company by PricewaterhouseCoopers LLP as set forth below, was compatible with maintaining auditor independence, and

5.	It has reviewed and discussed with PricewaterhouseCoopers LLP its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.

Based on the items reported above, on February 28, 2006 the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. The recommendation was accepted by the Board on the same date.

Mr. Thomas P. Salice    Mr. Edward Conard   Mr. William J.Miller

Audit Fees

The aggregate fees for the fiscal years ended December 31, 2005 and December 31, 2004 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

		2005		2004

Audit Fees		$3,279,468		$4,139,701
Audit Related Fees		$110,039		$123,094
Tax Related Fees
Tax Compliance	$369,489		$393,461
Tax Planning	$170,205		$229,496
Total Tax Related Fees		$539,694		$622,957
All Other Fees		$—		$—

Total		$3,929,201		$4,885,752

Audit Fees — consists of fees for the audit of the Company’s financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. In addition, 2005 includes $1,471,124, and 2004 includes $2,544,943 of Audit Fees related to the internal control auditing requirements of Section 404 of Sarbanes — Oxley Act of 2002.

Audit Related Fees — consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, advisory work on compliance with the Sarbanes-Oxley Act of 2002 prior to the attestation, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.

Tax Related Fees — consists of fees for tax compliance and planning services. Tax compliance includes fees for professional services related to international tax compliance and preparation. Tax planning consists primarily of fees related to the impact of acquisitions and restructuring on international subsidiaries.

All Other Fees — consists of fees for all other permissible services other than those reported above.

The Audit Committee approved 100% of the services listed under the preceding captions “Audit-Related Fees,” “Tax Related Fees” and “All Other Fees.” The Audit Committee’s pre-approval policies and procedures are described in its report set forth herein.

MANAGEMENT COMPENSATION

Summary Compensation Table

The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Berthiaume and the five other most highly compensated executive officers (collectively, the “named executives”) who were serving as executive officers at the end of fiscal year 2005.

						Long Term
	Annual Compensation					Compensation

						Securities		All Other
	Fiscal	Salary		Bonus		Underlying		Compensation
Name and Principal Position	Year	($)		($)		Options (#)		($)

Douglas A. Berthiaume	2005	650,000		336,586	(2)	—		37,630	(5)
Chairman, President and	2004	650,000		1,950,000	(3)	150,000		85,482	(5)
Chief Executive Officer	2003	617,500	(1)	566,041	(4)	150,000		40,493	(5)
Arthur G. Caputo	2005	375,000		180,793	(2)	100,000		9,749	(5)
Executive Vice President and	2004	330,000		866,250	(3)	125,000		8,518	(5)
President, Waters Division	2003	309,500	(1)	206,331	(4)	100,000		10,269	(5)
Mark T. Beaudouin	2005	300,000		112,496	(2)	40,000		15,135	(5)
Vice President, General	2004	280,000		525,000	(3)	50,000		23,565	(5)
Counsel and Secretary	2003	203,500	(1)(8)	201,332	(6)	100,000	(7)	748	(5)
John Ornell	2005	300,000		112,496	(2)	40,000		14,393	(5)
Vice President Finance and	2004	275,000		515,625	(3)	50,000		25,279	(5)
Administration and Chief	2003	244,500	(1)	159,998	(4)	50,000		13,944	(5)
Financial Officer
Brian K. Mazar	2005	113,300	(9)	51,598	(2)	—		6,200	(5)
Senior Vice President	2004	135,000		347,200	(3)	15,000		15,123	(5)
Human Resources	2003	132,231	(1)	116,875	(4)	40,000		8,121	(5)
Elizabeth B. Rae	2005	141,259	(10)	12,553	(2)	30,000		5,208	(5)
Vice President	2004	112,645		50,728	(3)	15,000		5,409	(5)
Human Resources	2003	108,461		34,848	(4)	15,000		4,728	(5)

(1)	A financial planning benefit was eliminated in 2003 and a one-time adjustment of $7,500 was made to Mr. Berthiaume’s base salary in 2003 and a $4,500 one-time adjustment was made to the base salary of each of Mr. Beaudouin, Mr. Caputo, Mr. Mazar, and Mr. Ornell in 2003.

(2)	Reflects bonus earned under the Company’s Management Incentive Plan in 2005 which was paid in 2006.

(3)	Reflects bonus earned under the Company’s Management Incentive Plan in 2004 which was paid in 2005.

(4)	Reflects bonus earned under the Company’s Management Incentive Plan in 2003 which was paid in 2004.

(5)	Reflects amounts contributed for the benefit of the named executive in 2005, 2004, and 2003 (if applicable), respectively, under the Waters 401(k) Restoration Plan and the Waters Employee Investment Plan and for Group Term Life Insurance coverage in excess of $50,000.

(6)	Mr. Beaudouin’s 2003 bonus includes $176,332 earned under the Company’s Management Incentive Plan and a one-time new hire bonus in the amount of $25,000.

(7)	Mr. Beaudouin’s 2003 option grant reflects a new hire grant and an annual grant.

(8)	Mr. Beaudouin joined the Company in April 2003.

(9)	Mr. Mazar resigned his position as Senior Vice President, Human Resources on October 1, 2005.

(10)	Ms. Rae was appointed Vice President, Human Resources on October 1, 2005.

Option Grants In Fiscal Year

The following table shows information regarding stock option grants to the named executives in fiscal year 2005:

						Potential Realizable Value at
						Assumed Annual Rates of
						Stock Price Appreciation For
	Individual Grants					10-year Option Term

	Number of		Percent of
	Securities		Total Options
	Underlying		Granted to	Exercise
	Options		Employees	Price	Expiration
Name	Granted (#)		in Fiscal Year	($/SH)	Date	5% ($)	10% ($)

Douglas A. Berthiaume	—		—	—	—
Arthur G. Caputo	100,000	(1)	18.15%	$38.99	12/02/2015	$2,452,060	$6,214,002
Mark T. Beaudouin	40,000	(1)	7.26%	$38.99	12/02/2015	$980,824	$2,485,601
Brian Mazar	—		—	—		—	—
John Ornell	40,000	(1)	7.26%	$38.99	12/02/2015	$980,824	$2,485,601
Elizabeth Rae	30,000	(1)	5.44%	$38.99	12/02/2015	$735,618	$1,864,201

(1)	Option becomes exercisable with respect to 20% of the shares subject to the option on each of December 2, 2006, December 2, 2007, December 2, 2008, December 2, 2009 and December 2, 2010.

Aggregated Option Exercises, Holdings and Year End Values for Fiscal Year 2005

The following table shows information regarding (i) the number of shares of Common Stock acquired upon exercise by the named executives of stock options in 2005 and the value realized thereby and (ii) the number and value of any unexercised stock options held by such executives as of December 31, 2005:

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the Money Options at
	Acquired on	Value Realized	Options at FY-End	FY-End closing price of $37.80
Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Douglas A. Berthiaume	—	—	984,000/240,000	$15,596,915/$557,700
Arthur G. Caputo	—	—	528,824/299,000	$7,478,941/$757,892
Mark T. Beaudouin	—	—	50,000/140,000	$448,602/$672,903
Brian Mazar	66,000	$2,716,923	337,000/45,000	$4,727,412/$347,191
John Ornell	22,500	$965,750	255,600/138,000	$2,776,898/$451,562
Elizabeth Rae	5,000	$137,557	38,200/57,300	$315,658/$132,213

Waters Corporation Retirement Plans

Substantially all full-time United States employees of Waters participate in the Waters Corporation Retirement Plan (the “Retirement Plan”), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “Code”). The Retirement Plan is a cash balance plan whereby each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account. In general, a participant becomes vested under the Retirement Plan upon completion of five years of service. The normal retirement age under the plan is age 65.

Pay credits range from 4.0% to 9.5% of compensation, depending on the participant’s amount of compensation and length of service with the Company. Compensation refers to pension eligible earnings of the participant (limited to $210,000 for 2005), which includes base pay, overtime, certain incentive bonuses, commissions and pre-tax deferrals, but excludes special items such as stock awards, moving expense reimbursements and employer contributions to retirement plans. Interest credits are based on the one year constant maturity Treasury Bill rate on the first business day in November of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 10.0% maximum rate.

The Company also maintains a non-qualified, supplemental plan which provides benefits that would be paid by the Retirement Plan except for limitations on pensionable pay and benefit amounts currently imposed by the Code.

The aggregate estimated annual benefit payable from the Retirement Plan and the Company’s non-qualified, supplemental retirement plan combined to Mr. Beaudouin, Mr. Berthiaume, Mr. Caputo, Mr. Mazar, Mr. Ornell and Ms. Rae upon normal retirement is $49,000, $254,000, $152,000, $59,000, $117,000, and $47,000, respectively. As of December 31, 2005, Mr. Beaudouin, Mr. Berthiaume, Mr. Caputo, Mr. Mazar, Mr. Ornell and Ms. Rae had approximately 2, 25, 28, 14, 15 and 9 years of credited service, respectively, under the Retirement Plan.

The aggregate estimated annual normal retirement benefits are based on actual 2005 eligible compensation, including bonus paid in 2005. Future eligible compensation is assumed to equal the January 2006 rate of pay and future interest credits are assumed to be 5.0%.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005 about shares of Common Stock outstanding and available for issuance under the Waters 2003 Equity Incentive Plan.

			Number of securities
			remaining available For
			future issuance under
			the Waters 2003
	Number of securities to	Weighted-average	Equity Incentive Plan
	be issued upon exercise	exercise price of	(excluding securities
	of outstanding options,	outstanding options,	reflected
Plan category	warrants and rights	warrants and rights	in column (a))

Equity compensation plans approved by security holders	10,982,131	$35.47	6,031,552
Equity compensation plans not approved by security holders	0		0

Total	10,982,131	$35.47	6,031,552

Compensation and Management Development Committee Interlocks and Insider Participation

The Compensation and Management Development Committee currently consists of Mr. Joshua Bekenstein, Mr. William J. Miller (Chairman), and Mr. Thomas P. Salice. Prior to the Company’s initial public offering in 1995, Mr. Salice also served as an officer of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the Board is responsible for administering the compensation of senior executives of the Company and is comprised of three non-employee Directors, William J. Miller, Chairman, Joshua Bekenstein and Thomas P. Salice, each of whom the Board has determined is independent under applicable listing standards of the New York Stock Exchange. As a consequence of Mr. Philip Caldwell’s retirement as a member of the Board, in January, 2005 the Nominating and Corporate Governance Committee voted to recommend to the full Board changes to the composition of the committee, which recommendations were accepted by the Board at its February, 2005 meeting. Therefore, effective as of May 4, 2005, the date of the Meeting, the Compensation and Management Development Committee is comprised of the following members: William J. Miller, Chairman, Joshua Bekenstein and Thomas P. Salice. From January 1, 2005 to May 4, 2005 the Compensation and Management Development Committee of the Board was comprised of Mr. Thomas P. Salice, Chairman, Mr. William J. Miller and Mr. Edward Conard.

Overview and Objectives

The Compensation and Management Development Committee’s compensation philosophy and the objectives of the Company’s executive compensation plans is to focus senior management on achieving financial and operating objectives which provide long-term stockholder value. The Company’s executive compensation plans are designed to align the interest of senior management with those of the Company’s stockholders. Therefore, the

Company’s executive compensation plans allocate a significant portion of cash compensation to variable performance-based compensation. It is also the intent of these plans to attract, motivate and retain senior executives. The Compensation and Management Development Committee utilizes the services of an outside executive compensation consultant to assist it in determining the Company’s executive compensation structure.

Elements of Executive Compensation

There are three key elements of executive compensation: base salary, senior management incentive bonus (“annual incentive”), and long-term performance-based awards. Each element addresses specific objectives of the plan and together they meet the overall objectives of the executive compensation plan. In reviewing these elements for senior executives, The Compensation and Management Development Committee utilizes a consistent methodology and process each year and reviews competitive market data from three sources including survey data from a nationally recognized consulting firm, data from a group of thirteen peer companies (“peer companies”), and data from a group of high technology companies with similar revenue size and market capitalization characteristics as Waters Corporation (“high technology companies”) .

Base Salary

The base salaries for senior executives are reviewed annually by the Compensation and Management Development Committee. Individual salaries are based upon a combination of factors including past individual performance and experience, competitive salary levels and an individual’s potential for making significant contributions to future Company performance. Base salaries for senior executives are important to attracting and retaining senior executives and are set at or below median levels relative to the market for comparable positions. Base salary increases for senior executives for fiscal year 2005 were determined by the Compensation and Management Development Committee based on achievement of 2004 Company financial goals, consideration of the competitive market base salary data for comparable positions, and individual performance and responsibility.

Annual Incentive

The Management Incentive Plan is the annual incentive plan for officers and other senior executives of the Company. The purpose of the Management Incentive Plan is to provide added motivation and incentive to senior executives to achieve annual operating results based on operating budgets established at the beginning of the fiscal year. This element of compensation is important in meeting the objective of allocating a significant portion of compensation to variable performance-based compensation.

The Compensation and Management Development Committee evaluates the audited results of the Company’s performance against previously established performance targets in order to determine the individual bonuses under the Management Incentive Plan. This plan is designed to provide total cash compensation that is competitive to slightly less than competitive relative to the market for target performance, below competitive market compensation for poor performance against targets, and substantially above competitive market compensation in times of excellent performance versus targets. In 2005, pursuant to the Management Incentive Plan, the Compensation and Management Development Committee established criteria and targets for the payment of incentive compensation to executive officers based upon achievement of earnings growth.

Long Term Performance-Based Awards

Long-term equity based compensation awards are an important component of senior executive compensation and the 2003 Equity Incentive Plan has been designed to motivate senior executives and other key employees to contribute to the long-term growth of stockholder value and to align executive’s compensation with the growth in Waters stock price. The importance of ownership in Waters stock by the executive officers is further emphasized through the ownership guidelines discussed in the Corporate Governance section of this Proxy Statement.

In preparation for the adoption of FAS 123(R), the Committee reviewed and evaluated in detail various long-term incentive instruments with the independent compensation consultant. Based on this analysis, the Committee determined that for 2005, non-qualified stock options were the long-term performance-based compensation instrument that was most effective in meeting Waters objectives. Therefore, during fiscal year 2005 non-qualified stock options were granted to the Company’s senior executives and other key individuals under the 2003 Equity Incentive Plan. Consistent with prior practice, these non-qualified stock options were granted at fair market value on the date approved by the Committee, will vest at 20% per year for five years, and have a ten year term. The five year vesting schedule supports both the long-term focus of this element of compensation and Waters objective to retain senior executives.

In determining the long-term performance incentive grant, The Compensation and Management Development Committee reviews the competitive practices of the peer companies and the high technology companies. The Compensation and Management Development Committee evaluates and authorizes all awards under the Plan for all recommendations from the Company’s Chief Executive Officer.

Other Compensation

The Company does not offer any perquisites for the exclusive benefit of executive officers. Senior executives are eligible to participate in other compensation plans that are generally offered to other employees, such as the Company’s savings and investment plan, retirement plan, the employee stock purchase plan, health and insurance plans. They are also eligible to participate in supplemental employee retirement plans that are available to employees who meet certain minimum earnings eligibility criteria.

President and Chief Executive Officer Compensation

Mr. Berthiaume’s 2005 annual base salary was based on the Compensation and Management Development Committee’s evaluation of the Company’s overall performance in 2004, the salaries and compensation practices of a group of peer companies, data on companies of comparable size from a nationally recognized salary survey and a group of high technology companies. After considering these factors, the Compensation and Management Development Committee recommended an increase to Mr. Berthiaume’s annual base salary for fiscal year 2005. Mr. Berthiaume declined the base salary increase for 2005. The Compensation and Management Development Committee used the same process to review Mr. Berthiaume’s salary at the end of fiscal year 2005 and recommended a base salary increase for 2006. Mr. Berthiaume also declined the recommended base salary increase for 2006.

Under the Management Incentive Plan, the Compensation and Management Development Committee awarded Mr. Berthiaume a bonus of $336,586 for fiscal year 2005. The criteria and targets for payout under the Management Incentive Plan were pre-established at the beginning of the fiscal year and were based on the achievement of the Company’s earnings goals.

The Compensation and Management Development Committee reviews the equity grant practices of a peer group of companies, as well as a group of high technology companies in determining Mr. Berthiaume’s stock option grant. During fiscal year 2005, the Compensation and Management Development Committee recommended a stock option grant for Mr. Berthiaume. However Mr. Berthiaume declined the stock option grant.

Limit on Deductible Compensation

The Compensation and Management Development Committee has considered the application of Section 162(m) of the Internal Revenue Code of 1986 to the Company’s compensation practices. Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as performance — based compensation. The Compensation and Management Development Committee believe that payments under the Management Incentive Plan and the stock incentive plans of the Company qualify as performance — based compensation. From time to time, the Compensation and Management Development Committee will reexamine the Company’s compensation practices and the effect of Section 162(m) and reserves the right to award future compensation which would not comply with the Section 162(m) requirements for non-deductibility if the Compensation and Management Development Committee concluded that this was in the Company’s best interests to do so.

Mr. Joshua Bekenstein   Mr. William J. Miller   Mr. Thomas P. Salice

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return on $100 invested as of December 31, 2000 (the last day of public trading of the Common Stock in fiscal year 2000) through December 30, 2005 (the last day of public trading of the Common Stock in fiscal year 2005) in the Common Stock of the Company, the NYSE Market Index and the SIC Code 3826 Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
DECEMBER 31, 2000 AMONG WATERS CORPORATION,
NYSE MARKET INDEX AND SIC CODE 3826 — LABORATORY ANALYTICAL INSTRUMENTS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information regarding beneficial ownership of Common Stock as of March 15, 2006 by each person or entity known to the Company who owns beneficially five percent or more of the Common Stock, by each named executive officer and Director nominee and all executive officers and Director nominees as a group (December 31, 2005 in the case of 5% shareholders).

		Percentage of
	Amount and Nature of	Outstanding
Name of Beneficial Owner	Beneficial Ownership(1)	Common Stock(1)

5% Stockholders
Fidelity Investments — Boston, Massachusetts	13,755,068	13.22%
Aim Capital Management, Inc. — Houston, Texas	7,652,770	7.35%
Directors and Executive Officers
Mark T. Beaudouin(2)(3)	61,132	*
Douglas A. Berthiaume(2)(4)	3,996,449	3.81%
Arthur G. Caputo(2)(5)	1,099,004	1.05%
Brian Mazar(2) (7)	625,658	*
John Ornell(2)(6)	268,372	*
Elizabeth Rae(2)(8)	40,784	*
Joshua Bekenstein(2)(9)(12)	35,000	*
Dr. Michael J. Berendt(2)(13)	23,000	*
Edward Conard(2)(9)(11)	31,000	*
Dr. Laurie H. Glimcher(2)(13)	15,000	*
William J. Miller(2)(9)(11)(12)	27,000	*
Thomas P. Salice(2)(9)(10)(11)(12)(13)	64,300	*
All Directors and Executive Officers as a group (12) persons)	6,286,699	5.92%

*	represents less than 1% of the total number of the issued and outstanding shares of Common Stock.

(1)	Figures are based upon 103,997,666 shares of Common Stock outstanding as of March 15, 2006. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of Common Stock held by such stockholder or group which are exercisable within 60 days of March 15, 2006.

(2)	Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 15, 2006 as follows: Mr. Beaudouin 60,000, Mr. Berthiaume 984,000, Mr. Caputo 519,000, Mr. Mazar 149,000, Mr. Ornell 255,600, Ms Rae 38,200, Mr. Bekenstein 28,000, Dr. Berendt 20,000, Mr. Conard 28,000, Dr. Glimcher 12,000, Mr. Miller 24,000 and Mr. Salice 21,600.

(3)	Includes 1,132 shares held in Mr. Beaudouin’s ESPP plan.

(4)	Includes 69,000 shares held by Mr. Berthiaume’s wife, 560,831.99 shares held by limited partnership interests, 34,828 shares held in Mr. Berthiaume’s 401K Plan and 25,252 shares held in a family trust. Mr. Berthiaume disclaims beneficial ownership for the shares held by his wife, the shares held in a family trust and the shares held by the limited partnership interests.

(5)	Includes 101,880 shares held in Mr. Caputo’s 401K Plan account and 2,390 shares held by his daughters, for which Mr. Caputo disclaims beneficial ownership.

(6)	Includes 9,768 shares held in Mr. Ornell’s 401K and ESPP plans and 3,000 shares held by his daughters for which Mr. Ornell disclaims beneficial ownership.

(7)	Includes 51,226 shares held in Mr. Mazar’s 401K plan and ESPP and 182,948 shares held in a family trust for which Mr. Mazar disclaims beneficial ownership.

(8)	Includes 1,684 shares held in Ms. Rae’s 401K plan.

(9)	Excludes deferred compensation in the form of phantom stock, receipt of which may be, at the election of the Director, on a specified date at least six (6) months in the future or upon his or her cessation of service as a Director of the Company.

(10)	Includes 3,000 shares held in Mr. Salice’s IRA and 3,200 shares held by a charitable trust and over which Mr. Salice shares voting and investment power with his spouse as trustees.

(11)	Member of the Audit Committee.

(12)	Member of the Compensation and Management Development Committee.

(13)	Member of the Nominating and Corporate Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

The Company and Messrs. Berthiaume, Beaudouin, Caputo, Ornell and Ms. Rae are parties to an Executive Change of Control/Severance Agreement dated February 24, 2004. Under the terms of the agreement, if any such officer’s employment is terminated without cause during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or such officer terminates his or her employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company, such Officer would be entitled to receive (i) a lump sum cash payment equal to 12 months of his or her monthly salary plus the bonus that would have been payable to him or her during the 12 month period following termination, (ii) accelerated vesting of stock options, restricted stock grants and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he or she had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” such officer for any excise tax under the “parachute payment” tax provisions of the Internal Revenue Code.

Loans to Executive Officers

At December 31, 2005 there were no loans outstanding due from executive officers. In compliance with the Sarbanes-Oxley Act of 2002, the Company no longer makes loans to its executive officers.

Indemnification of Directors and Officers

The Company provides indemnification for its Directors and executive officers in addition to the indemnification provided for in the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

The Federal securities laws require the Company’s Directors and officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock.

With the exception of a late filing of a Form 5 by Mr. Caputo for reporting certain gifts made between 1999 and 2004, to the Company’s knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, none of the Company’s officers, Directors and greater-than-ten-percent beneficial owners failed to file on a timely basis during the fiscal year ended December 31, 2005, or in prior fiscal years reports required by Section 16 of the Securities Exchange Act of 1934, as amended.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2007 Annual Meeting of Stockholders, anticipated to be scheduled on or about May 8, 2007, must be received by the Secretary of the Company as follows. Proposals that are submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and are to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting must be received by December 3, 2006. All other proposals must be received during the sixty to ninety day period preceding that meeting.

EXHIBIT A

AUDIT COMMITTEE CHARTER
OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Waters Corporation (the “Company”) in ensuring that management is maintaining internal controls adequate to provide reasonable assurance that assets are safe-guarded, transactions are properly executed and recorded, generally accepted accounting principles are consistently applied, and that there is compliance with corporate policies for conducting business. The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent registered public accounting firm, Director of Internal Audit and management of the Company.

The function of the Committee is oversight. The Committee relies on the expertise and knowledge of the Company’s management, the internal auditor, and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements and reports directly to the Committee. The Committee reports regularly to the Board.

The Committee shall perform such functions, exercise such powers, and consult with such persons as may be required to fulfill the responsibilities of the Committee or additional responsibilities, which may be delegated to it from time to time by the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have the authority, without seeking Board approval, to engage outside advisors or consultants, including legal, accounting, or other advisors as it deems necessary to carry out its duties, and shall be entitled to rely on advice, information, opinions, reports, or statements, including financial statements and other financial data, provided or prepared by officers or employees of the Company or such outside advisors or consultants. The Committee shall receive appropriate funding, as it determines, from the Company for payment of compensation to such outside advisors or consultants.

The Company shall make this Charter available on its website at www.waters.com. The Company shall disclose such availability in its Annual Report on Form 10-K and also shall disclose therein that it shall provide a printed copy of this Charter without charge to any Company stockholder who requests it. The Company also shall publish this Charter periodically in the Company’s annual Proxy Statement, to the extent required by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Composition

The Committee shall consist of no fewer than three members of the Board independent of management and the Company and free from any relationship that may interfere with the members’ exercise of independent judgment from management and the Company, as prescribed by the applicable laws, regulations, and rules of the SEC and New York Stock Exchange (the “NYSE”). All members of the Committee shall be able to read and understand fundamental financial statements. The Chairman and each of the members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, and shall serve an annual term. Any Committee member may be replaced by the Board at any time.

At least one member of the Committee shall be an “audit committee financial expert” as such term is defined in Rule 407 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

No Committee member may serve simultaneously on the audit committees of more than three public companies (including the Company) unless the Board first has determined that such simultaneous service would not impair the ability of such member to serve on the Committee and the Company discloses such determination in its annual Proxy Statement.

Audit Committee Authority, Responsibilities and Processes

The Committee shall meet as often as it shall determine, but not less frequently than is necessary to discharge the Committee’s responsibilities as required by applicable laws and the regulations and rules of the SEC and NYSE, together as a committee and in separate sessions with representatives of management, the internal auditor, and the independent registered public accounting firm. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or any advisor or consultant to, the Committee.

•	Independent Audit

1.	The Committee shall have a clear understanding with management and the independent registered public accounting firm that the independent registered public accounting firm is ultimately accountable to the Committee, as representative of the Company’s stockholders, and as such the independent registered public accounting firm must report directly to the Committee. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), retain, compensate, evaluate, terminate, and replace the independent registered public accounting firm. The Committee may receive input from the management of the Company on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent registered public accounting firm, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting or other matters.

2.	The Committee shall review and discuss the proposed scope and plans for the annual audit and significant variations that arise in the course of the examination. Also, the Committee shall discuss with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls (including any audit steps taken in light of any material control deficiencies), including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

3.	The Committee shall review the independent registered public accounting firm’s internal control observations and responses by the Company’s management.

4.	The Committee shall approve all fees and terms related to the annual independent audit and subsequent variations thereof, as well as all permissible non-audit engagements of the independent registered public accounting firm. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by the independent registered public accounting firm, giving effect to the “de minimis” exception for non-audit services set forth in Section 10A(a)(i)(1)(B) of the Exchange Act. The Committee may delegate this authority to the Chairman of the Committee or another subcommittee. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent registered public accounting firm, on an overall basis, is compatible with maintaining the independent registered public accounting firm’s independence from management.

5.	The Committee shall, at least annually, obtain and review a report by the independent registered public accounting firm describing (A) the independent registered public accounting firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues, and (C) (to assess the independent registered public accounting firm’s independence) all relationships between the independent registered public accounting firm and the Company. The Committee shall discuss with the independent registered public accounting firm its independence from management and the Company and shall review at least annually the matters included in the written disclosures provided by the independent registered public accounting firm as required by the applicable regulatory body.

6.	The Committee shall review and evaluate the lead partner of the independent registered public accounting firm and shall ensure the occurrence of any legally required rotation of lead and concurring partners and any other partners required to be rotated. The Committee may also consider whether, to assure continuing auditor independence, it would be advisable to regularly rotate the independent registered public accounting firm itself. The Committee shall present its conclusions with respect to the independent registered public accounting firm to the full Board.

7.	The Committee shall recommend to the Board a policy concerning the Company’s hiring of employees or former employees of the independent registered public accounting firm in accordance with the applicable rules of the SEC to ensure that the independent registered public accounting firm is independent. Specifically, prior to the hiring of any member of the audit engagement team assigned to the Company in any financial reporting oversight role of the Company the Committee shall ensure that one year has passed since completion of the next audit performed by such team subsequent to the audit in which such member participated.

8.	The Committee shall review the performance and qualifications of the independent registered public accounting firm, and in so doing, take into account the opinions of management and the internal auditor. The Committee shall report to the Board its conclusions with respect to the independent registered public accounting firm.

Financial Reporting

1.	The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles. The Committee also shall review and discuss with the independent registered public accounting firm and management the adequacy and effectiveness of the accounting policies and practices and significant judgments that may affect the financial statements of the Company, and the selection made from among alternative accounting treatments.

2.	The Committee shall consider changes in accounting standards that may significantly affect financial reporting practices.

3.	The Committee shall review and discuss, with financial management and the independent registered public accounting firm, the Company’s annual and quarterly financial results and the annual financial statements and quarterly financial statements, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its periodic reports, prior to the release of earnings and/or the filing or distribution of the Company’s annual and quarterly financial statements and discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent registered public accounting firm. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K. The Chairman of the Committee (or an alternate if necessary) may represent the entire Committee for purposes of the quarterly review of the Company’s earnings release.

4.	The Committee shall meet separately with the independent registered public accounting firm to discuss the results of its audit work and the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and the nature and resolution of any significant disagreements with management. The Committee shall also obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act (regarding the independent registered public accounting firm’s responsibilities upon detection or otherwise becoming aware of information indicating that an illegal act (whether or not perceived to have a material effect on the financial statements of the Company) has or may have occurred) has not been implicated.

5.	The Committee shall discuss with management the type and presentation of information to be included in the Company’s earnings press releases, including the use therein of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e. , discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6.	The Committee shall review any analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements. The Committee also shall review the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

7.	The Committee shall review with management guidelines and policies with respect to the Company’s approach to risk assessment and risk management, and shall discuss the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures.

8.	The Committee shall review each report of the independent registered public accounting firm delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments (including their effect on the Company’s financial statements), and the treatment preferred by the independent registered public accounting firm; and (c) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

9.	The Committee shall review the disclosures made by officers of the Company in the certifications required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the absence of misleading statements in the Company’s periodic reports and the fair presentation in such reports of the Company’s financial statements and results of operations.

10.	The Committee shall discuss with management and the independent registered public accounting firm any correspondence or other communication from or with any governmental agency or regulatory authority that raises any material issue concerning the Company’s financial statements, accounting policies, or related matters.

Controls

1.	The Committee shall review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies. The Committee shall assess the adequacy and effectiveness of the system of internal controls, including the security of tangible and intangible corporate assets and the security of computer systems and facilities.

2.	The Company shall have an internal audit function. The Committee shall oversee the appointment, removal, and replacement of the Company’s internal auditor (or, if such function is performed by more than one person or firm, the person or firm charged with heading such function). The Committee shall review the responsibilities, budget, and staffing of the Company’s internal audit function and the scope of the internal audit plan and function.

At regularly scheduled meetings, and at any other times when they believe it necessary, the independent registered public accounting firm and senior financial management shall meet with the Committee privately and confidentially to notify or advise it concerning any circumstances which they believe require the special attention of the Committee.

Other Committee Activities

1.	The Committee may, at its discretion, request management, the independent registered public accounting firm, or other persons with specific competence, including outside counsel and other outside advisors, to undertake special projects or investigations which it deems necessary to fulfill its responsibilities, especially when potential conflicts of interest with management may be apparent.

2.	The Committee shall be informed by senior financial management of the rationale for securing audits or second opinions from accounting firms other than the Company’s independent registered public accounting firm.

3.	The Committee shall annually assess and review the adequacy of this Charter and shall annually review the Committee’s own performance.

4.	The Committee shall provide its report required to be included in the Company’s annual Proxy Statement.

5.	The Committee shall establish, or determine that there have been established, procedures for the receipt, retention, and treatment of complaints from Company employees regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with these procedures.

6.	The Committee shall obtain reports from management, the internal auditor, and the independent registered public accounting firm that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

7.	The Committee shall review such other reports, adopt such other policies, and implement such other procedures as shall be necessary to comply with the rules and regulations that may, from time to time, be established by the NYSE or the SEC.

8.	The members of the Committee shall not receive any compensation from the Company other than director fees. Such director fees may be greater than those paid to the other directors of the Company.

9.	The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm, or the performance of the internal audit function.

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Please sign, date and return your proxy in the envelope provided even if you plan to attend the meeting.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	To elect directors for the ensuing year and until their successors are elected.

	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐

Nominees:	(01) Joshua Bekenstein, (02) Michael J. Berendt, Ph.D., (03) Douglas A. Berthiaume, (04) Edward Conard, (05) Laurie H. Glimcher, M.D., (06) Christopher A. Kuebler, (07) William J. Miller, (08) JoAnn A. Reed and (09) Thomas P. Salice

3.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Note: If you do not wish your shares voted “for” any particular nominee, write each such nominee’s name on the line above.

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006;	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE. AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

S C A N   L I N E
(If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

Date	Share Owner sign here	Co-Owner sign here

WATERS
The Officers and Directors of Waters Corporation
cordially invite you to attend
the Annual Meeting of Stockholders
to be held at Waters Corporation, 34 Maple Street,
Milford, Massachusetts on Thursday, May 11, 2006 at 11:00 a.m.

Douglas A. Berthiaume

Chairman, President and Chief Executive Officer
(FOR RECORDED DIRECTIONS TO WATERS, CALL 508 482-3314)

WATERS CORPORATION
FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 11, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Douglas A. Berthiaume and Mark T. Beaudouin, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

WATERS CORPORATION
P.O. BOX 11103
NEW YORK, N.Y. 10203-0103
CONTINUED AND TO BE SIGNED ON REVERSE SIDE